UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2009

PACWEST BANCORP

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-2610	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 West “A” Street

San Diego, California, 92101

(Address of Principal Executive Offices)(Zip Code)

(619) 233-5588

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 28, 2009, Pacific Western Bank (the “Bank”), a wholly owned subsidiary of PacWest Bancorp, assumed all deposits and acquired certain assets and liabilities (the “Acquisition”) of Affinity Bank, a California state-chartered bank headquartered in Ventura, California (“Affinity Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Affinity Bank, pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on August 28, 2009 (the “Agreement”).  On August 31, 2008, the Bank opened as Pacific Western Bank branches 10 former Affinity Bank branches, including four in Ventura County, two in Los Angeles County, one in Orange County, two in San Francisco County and one in San Mateo County.

Under the terms of the Agreement, the Bank acquired substantially all of the assets of Affinity Bank, including all loans, and assumed substantially all of its liabilities, including the insured and uninsured deposits, but excluding certain brokered deposits.  Based upon a preliminary closing with the FDIC as of August 28, 2009, the Bank (a) acquired an estimated $818 million in loans, $46 million in foreclosed assets, $185 million in investment securities and $166 million in cash and other assets, and (b) assumed an estimated $870 million in deposits, $288 million in borrowings and $3 million in other liabilities.  All of these amounts are at Affinity Bank’s book value and do not reflect fair value.  In connection with the Acquisition, the FDIC made a cash payment to the Bank of approximately $79 million.  The foregoing estimates are subject to adjustment based upon final settlement with the FDIC.  The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to liabilities of Affinity Bank not assumed by the Bank and certain other types of claims listed in the Agreement.

The Bank paid no cash or other consideration to acquire Affinity Bank.  As part of the Acquisition, the Bank and the FDIC entered into a loss-sharing transaction on approximately $934 million of Affinity Bank’s assets.  The Bank will share in the losses on the asset pools (loans, foreclosed loan collateral, and certain investment securities) covered under the loss-sharing agreement.  Pursuant to the terms of the loss sharing agreement, the FDIC is obligated to reimburse the Bank for 80% of losses of up to $234 million with respect to covered assets.  The FDIC will reimburse the Bank for 95% of losses in excess of $234 million with respect to covered assets.  The Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid the Bank 95% reimbursement under the loss sharing agreements.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 to this Current Report and incorporated by reference herein.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

ITEM 7.01.  REGULATION FD DISCLOSURE

On August 28, 2009, PacWest Bancorp issued a press release announcing the Acquisition.  On August 31, 2009, PacWest issued a further press release announcing that it had opened the former Affinity Bank branches as Pacific Western Bank branches and providing additional information regarding the Acquisition.  Copies of the press releases have been attached as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than November 13, 2009.

(b)                                 Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than November 13, 2009.

(d)                                 Exhibits

2.1

Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Affinity Bank, Ventura, California, the Federal Deposit Insurance Corporation and Pacific Western Bank, dated as of August 28, 2009.

99.1	Press Release dated August 28, 2009.

99.2	Press Release dated August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

Date: September 2, 2009	By:	/s/ Victor R. Santoro
Victor R. Santoro
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Affinity Bank, Ventura, California, the Federal Deposit Insurance Corporation and Pacific Western Bank, dated as of August 28, 2009.

99.1	Press Release dated August 28, 2009.

99.2	Press Release dated August 31, 2009.